Exhibit 99.1

EGG PRODUCTS SEGMENT
OF
MOARK, LLC

December 24, 2005, December 25, 2004 and December 27, 2003

Combined Financial Statements

With

Independent Auditor’s Report

Table of Contents

Page
Combined Financial Statements

Independent Auditor’s Report	1

Combined Balance Sheet	2

Combined Statement of Operations	3

Combined Statement of Stockholder’s and Members’ Equity	4

Combined Statement of Cash Flows	5

Notes to Combined Financial Statements	6 – 17

Independent Auditor’s Report

Members and Management
Moark, LLC
Chesterfield, Missouri

We have audited the accompanying combined balance sheet of the Egg Products Segment of Moark, LLC (the “Segment”, as defined in Note 1 to the audited financial statements) as of December 24, 2005 and December 25, 2004, and the related combined statements of operations, stockholder’s and members’ equity and cash flows for the years ended December 24, 2005, December 25, 2004 and the eleven months ended December 27, 2003.  These combined financial statements are the responsibility of the Segment’s management.  Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Egg Products Segment of Moark, LLC (as defined in Note 1 to the audited financial statements) as of December 24, 2005 and December 25, 2004, and the combined results of their operations and their cash flows for the years ended December 24, 2005, December 25, 2004 and the eleven months ended December 27, 2003, in conformity with accounting principles generally accepted in the United States of America.

Moore Stephens Frost

Certified Public Accountants

Little Rock, Arkansas
January 20, 2006

EGG PRODUCTS SEGMENT
OF
MOARK, LLC
(As Defined in Note 1)

Combined Balance Sheet

December 24, 2005 and December 25, 2004

	December 24,	December 25,
	2005	2004
Assets

Current assets
Cash and cash equivalents	$104,382	$1,393,172
Accounts receivable - trade, net	10,280,579	9,610,428
- related parties	10,132,781	4,301,916
Inventories	4,090,790	3,323,352
Assets held for sale	85,921	—
Prepaid expenses and other current assets	86,150	144,756
Total current assets	24,780,603	18,773,624

Property, plant and equipment
Land	51,886	51,886
Buildings and leasehold improvements	4,165,153	3,576,441
Machinery and equipment	14,924,326	15,907,366
Vehicles	2,445,910	2,325,878
Furniture and fixtures	139,387	157,333
Construction in progress	916,068	312,815
	22,642,730	22,331,719
Less accumulated depreciation	(12,029,491)	(10,744,672)
Net property, plant and equipment	10,613,239	11,587,047

Other assets
Goodwill	21,011,715	21,011,715
Other assets	12,374	132,825
Total other assets	21,024,089	21,144,540

Total assets	$56,417,931	$51,505,211

	December 24,	December 25,
	2005	2004
Liabilities and Stockholder's and Members' Equity

Current liabilities
Accounts payable	$3,144,029	$2,972,879
Accounts payable - related parties	168,562	—
Accrued expenses and other current liabilities	1,589,151	896,041
Income taxes payable	566,449	324,163
Current maturities of long-term debt and capital lease obligations	110,171	185,314
Total current liabilities	5,578,362	4,378,397

Long-term debt and capital lease obligations, less current maturities	241,039	356,343

Deferred income taxes	212,569	450,000

Stockholder's and members' equity	50,385,961	46,320,471

Total liabilities and stockholder's and members' equity	$56,417,931	$51,505,211

The accompanying notes are an integral part of these combined financial statements.

EGG PRODUCTS SEGMENT
OF
MOARK, LLC
(As Defined in Note 1)

Combined Statement of Operations

For the Periods Ended December 24, 2005, December 25, 2004 and December 27, 2003

			Eleven
	Year Ended	Year Ended	Months Ended
	December 24,	December 25,	December 27,
	2005	2004	2003

Net sales	$112,985,017	$152,941,611	$130,413,340

Cost of sales	101,311,231	132,483,964	123,862,594

Gross profit	11,673,786	20,457,647	6,550,746

Expenses
General and administrative	4,904,910	3,090,570	2,723,659
Selling	1,988,541	2,073,678	2,177,391
Total expenses	6,893,451	5,164,248	4,901,050

Operating income	4,780,335	15,293,399	1,649,696

Other income (expense)
Interest expense	(25,085)	(43,213)	(255,864)
Interest and other income (expense)	106,547	142,883	(1,232,040)
Corporate charges and management fees	—	(2,372,408)	374,963
Loss on sale of assets	(325,782)	(10,834)	(12,160)
Total other income (expense)	(244,320)	(2,283,572)	(1,125,101)

Income before income taxes	4,536,015	13,009,827	524,595

Income tax expense	470,525	1,183,292	640,027

Net income (loss)	$4,065,490	$11,826,535	$(115,432)

Adjustments to reconcile to EBITDA (earnings before interest, income taxes, depreciation and amortization)
Add back (deduction)
Interest expense	$25,085	$43,213	$255,864
Income tax expense	470,525	1,183,292	640,027
Depreciation and amortization	2,949,609	2,624,572	2,287,626
Total adjustments	3,445,219	3,851,077	3,183,517

EBITDA	$7,510,709	$15,677,612	$3,068,085

The accompanying notes are an integral part of these combined financial statements.

EGG PRODUCTS SEGMENT
OF
MOARK, LLC
(As Defined in Note 1)

Combined Statement of Stockholder’s and Members’ Equity

For the Periods Ended December 24, 2005, December 25, 2004 and December 27, 2003

Balance - February 2, 2003	$34,609,368

Net loss - eleven months ended	(115,432)

Balance - December 27, 2003	34,493,936

Net income - year ended	11,826,535

Balance - December 25, 2004	46,320,471

Net income - year ended	4,065,490

Balance - December 24, 2005	$50,385,961

The accompanying notes are an integral part of these combined financial statements.

EGG PRODUCTS SEGMENT
OF
MOARK, LLC
(As Defined in Note 1)

Combined Statement of Cash Flows

For the Periods Ended December 24, 2005, December 25, 2004 and December 27, 2003

			Eleven
	Year Ended	Year Ended	Months Ended
	December 24,	December 25,	December 27,
	2005	2004	2003
Cash flows from operating activities
Net income (loss)	$4,065,490	$11,826,535	$(115,432)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities
Depreciation	2,892,595	2,565,127	2,255,202
Amortization	57,014	59,445	32,424
Loss on sale of assets	325,782	10,834	12,160
Change in deferred income taxes	(237,431)	50,000	1,562,366
Change in operating assets and liabilities
Accounts receivable	(6,501,016)	2,479,199	(4,127,352)
Inventories	(767,438)	2,361,243	(768,261)
Refundable income taxes	—	—	103,661
Prepaid expenses and other current assets	58,605	272,824	(319,435)
Net related party receivables and payables	—	(14,012,378)	2,841,925
Accounts payable	339,712	(2,054,668)	2,250,307
Accrued expenses and other current liabilities	693,110	85,271	3,586
Income taxes payable	242,286	324,163	—
Net cash provided (used) by operating activities	1,168,709	3,967,595	3,731,151

Cash flows from investing activities
Purchases of property, plant and equipment, net of proceeds	(2,330,490)	(964,149)	(937,093)
Payment of contingent acquisition cost	—	—	(1,750,000)
Other assets	63,438	(1,193)	159,143
Net cash provided (used) by investing activities	(2,267,052)	(965,342)	(2,527,950)

Cash flows from financing activities
Net repayments (borrowings) on notes payable	—	(2,568,865)	(431,135)
Proceeds from long-term debt	—	24,111	—
Repayments of long-term debt and capital lease obligations	(190,447)	(374,274)	(1,226,961)
Net cash provided (used) by financing activities	(190,447)	(2,919,028)	(1,658,096)

			Eleven
	Year Ended	Year Ended	Months Ended
	December 24,	December 25,	December 27,
	2005	2004	2003

Net increase (decrease) in cash and cash equivalents	$(1,288,790)	$83,225	$(454,895)

Cash and cash equivalents - beginning of year	1,393,172	1,309,947	1,764,842

Cash and cash equivalents - end of year	$104,382	$1,393,172	$1,309,947

Supplemental disclosures of cash flow information
Cash paid during the year for
Interest	$25,085	$58,597	$255,531
Income taxes (net of refunds received)	225,000	1,133,292	8,614

The accompanying notes are an integral part of these combined financial statements.

EGG PRODUCTS SEGMENT
OF
MOARK, LLC
(As Defined in Note 1)

Notes to Combined Financial Statements

December 24, 2005, December 25, 2004 and December 27, 2003

1.                  Summary of Significant Accounting Policies

a.                 Basis of presentation —Moark, LLC is a top tier marketer and producer of shell eggs and processed egg products in the United States.  These combined financial statements represent only the egg products segment of Moark, LLC in operation as of December 24, 2005.  Therefore, these combined financial statements do not include the operations of any egg products division disposed of during any of the periods included in these combined financial statements, specifically Cutler at Philadelphia, LLC, which was disposed of in November 2004.

b.                Principles of combination — The combined financial statements include the accounts of egg products operations as of December 24, 2005 in which Moark, LLC (the “Parent”) has the ability to exercise significant control over operating and financial policies.  The entities (collectively, referred to as the “Segment”) which are included in the combined financial statements are Hi Point Industries, LLC (“Hi Point”), Cutler at Abbeville, LLC (“Cutler”), L&W Egg Products, Inc. (“L&W”), and the egg products division of Moark, LLC located in Neosho, Missouri (“Neosho”).  All significant intercompany balances and transactions within the Segment have been eliminated.

The Segment had significant and ongoing activities with its Parent, primarily associated with financing activities and corporate administrative services.  Furthermore, the Segment had significant and ongoing activities with other subsidiaries of the Parent operating within the shell egg segment of the egg industry primarily associated with the procurement of shell eggs.

c.                 Business environment — The Segment operates as a marketer and processor of egg products covering the majority of the United States.  As such, it operates in an environment wherein the commodity nature of both its products for sale and its primary raw materials causes sales prices and production costs to fluctuate, often on a short-term basis, due to the world-wide supply and demand situation for those commodities.  The supply and demand factors for its products for sale and the supply and demand factors for its primary raw materials correlate to a degree, but are not the same, thereby causing margins between sales prices and production costs to increase, to decrease, or to invert, often on a short-term basis.

d.                Limited liability companies — Hi Point, Cutler and Neosho (as a division of the Parent) are limited liability companies and file consolidated income tax returns with their Parent.  Since the Parent is a limited liability company, no interest holder of these entities shall be personally liable for the debts, obligations, or liabilities of the Parent unless the owner has signed a specific personal guarantee.  The Parent shall dissolve upon the sale of all or substantially all of the property of the Parent; the vote by the managers to dissolve, wind up and liquidate the Parent; entry of a decree of judicial dissolution pursuant to a legal authority; or on December 31, 2050.

e.                 Fiscal year — During the eleven months ended December 27, 2003, the Parent changed its year end to use a 52-53 week fiscal year ending on Saturday in December.  Prior to this change, the Parent’s fiscal year ended on the Saturday closest to January 31.  The period ended December 24, 2005 and December 25, 2004 consisted of 52 weeks and the eleven months ended December 27, 2003 consisted of 48 weeks.  The Segment’s fiscal years correspond to those of the Parent.

f.                   Revenue recognition — Revenue is recognized by the Segment when the following criteria are met:  persuasive evidence of an agreement exists; delivery has occurred or services have been rendered; the Segment’s price to the buyer is fixed and determinable; and collectibility is reasonably assured.

g.                Cash equivalents — For purposes of the combined statement of cash flows, the Segment considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents.

h.                Accounts receivable — The Segment reviews their customer accounts on a periodic basis and records a reserve for specific amounts that the Segment feels may not be collected.  In addition, the Parent has established a general reserve based on historical percentages of bad debts.  The Parent then allocates the general reserve to each of its subsidiaries, including the Segment, on a prorated basis.  Amounts will be written off at the point when collection attempts on the accounts have been exhausted.  Management uses significant judgment in estimating uncollectible amounts.  In estimating uncollectible amounts, management considers factors such as current overall economic conditions, industry-specific economic conditions, historical customer performance and anticipated customer performance.  Past due status is determined based upon contractual terms.  While management believes the Parent’s and Segment’s processes effectively address its exposure to doubtful accounts, changes in economic, industry or specific customer conditions may require adjustment to the allowance recorded by the Segment.  The estimated allowance recorded by management is $364,250 and $429,975 for December 24, 2005 and December 25, 2004, respectively.

i.                    Inventories — Inventories are stated at the lower of cost, determined using the first-in, first-out method, or market.

j.                    Property, plant and equipment — Plant and equipment contributed in connection with the initial establishment of the Parent was recorded at its estimated fair values at the date of contribution.  Additions to property, plant and equipment are recorded at original cost.  Depreciation is provided by the straight-line method over the estimated useful lives of the related assets.

k.                 Long-lived assets — The Segment reviews the carrying value of long-lived tangible assets for impairment whenever events indicate that the carrying value of an asset may not be recoverable from estimated undiscounted future cash flows, expected to result from its use and eventual disposition.  In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying amount exceeds the fair value of assets.  During 2005, the Segment adopted a plan to dispose of a certain piece of equipment.  Based upon management’s assessment of the existing asset, management recorded an impairment loss of approximately $423,000, which represents the excess of the carrying value of the asset over its fair value.  The impairment change is included in the Segment’s general and administrative expense in the combined statement of operations for 2005.  The carrying value of the assets that are held for sale is presented in the combined balance sheet in the caption “assets held for sale”, and these assets are no longer depreciated.

l.                    Goodwill —The Parent has recorded goodwill for the excess of the amount paid over the fair value of the assets acquired at the date of the acquisition or merger of a Segment entity and has allocated that value to the acquired entity or division.

Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets”, requires companies to evaluate goodwill for impairment at least on an annual basis.  No impairment loss resulted from the impairment test completed, using a discounted cash flow analysis that requires certain assumptions and estimates to be made regarding industry economic factors and future profitability, during the year ended December 24, 2005.

m.              Income taxes — L&W utilizes the liability method of accounting for income taxes.  This method requires the Segment to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in its financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement basis of assets and liabilities and their related tax basis using enacted tax rates in effect for the years in which the differences are expected to be recovered.

Timing differences exist for depreciation on certain assets due to the use of the accelerated cost recovery system of depreciation for income tax reporting purposes.  Long-term deferred income taxes relate primarily to these differences.

Hi Point, Cutler and Neosho are limited liability companies or divisions thereof, and as such, are treated as partnerships for income tax purposes.  Accordingly, the taxable income or loss of these entities is reported on the individual income tax returns of their members.  No provisions for income taxes or deferred income tax liability related to these entities are included in the accompanying combined financial statements.

n.                Advertising — The Segment expenses the costs of advertising as incurred.  Advertising costs for the periods ended December 24, 2005, December 25, 2004 and December 27, 2003 were approximately $251,000, $48,500 and $89,600, respectively.

o.                Shipping and handling — All shipping and handling costs are expensed as incurred and are included in cost of sales in the accompanying combined statement of operations.

p.                Estimates — The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures of contingent assets and liabilities at the date of the combined financial statements and the amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

q.                Fair value — As of December 24, 2005 and December 25, 2004, the stated value of the Segment’s long-term debt approximates its fair value based on current market rates for financial instruments of the same remaining maturities and with similar credit quality.

r.                   Recently issued accounting pronouncements — In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 151, “Inventory Costs”.  SFAS No. 151 requires abnormal amounts of inventory costs related to idle facility, freight handling and wasted material expenses to be recognized as current period charges.  Additionally, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.  The standard is effective for fiscal years beginning after June 15, 2005.  The Segment believes the adoption of SFAS No. 151 will not have a material impact on its combined financial statements.

2.                  Inventories

Inventories consist of:

	2005	2004

Eggs	$273,534	$234,771
Egg products and liquid eggs	3,007,312	2,549,290
Supplies and other	809,944	539,291

	$4,090,790	$3,323,352

3.                  Capital Leases

The Segment is obligated for certain property, plant and equipment under capital leases that expire at various dates during the next several years.  Assets under capital leases, excluding land, are being amortized over their useful life of five years.  The amortization expense is included with depreciation expense in the accompanying combined statements of income and cash flows.

Assets under capital leases consist of the following:

	2005	2004

Machinery and equipment	$750,000	$750,000
Accumulated amortization	(750,000)	(619,625

Net assets under capital leases	$—	$130,375

As of December 24, 2005, the future minimum lease payments under capital leases are as follows:

2006	$127,572
2007	127,572
2008	127,572
Total minimum lease payments	382,716

Less amounts representing interest	39,155

Present value of future minimum lease payments	$343,561

4.                  Intangible Assets — Finite-Lived

Intangible assets — finite-lived consisted of the following:

Original cost	$243,954

Accumulated amortization - December 28, 2003	126,126
Amortization	48,441

Accumulated amortization - December 25, 2004	174,567
Amortization	57,014

Accumulated amortization - December 24, 2005	231,581

Net intangible assets - finite-lived	$12,373

These intangible assets — finite-lived are being amortized over the term of the agreement or the estimated useful period of five years.  Estimated future amortization expense at December 24, 2005 is $12,373 for 2006.

The changes in the carrying value of goodwill during the periods ended December 24, 2005, December 25, 2004 and December 27, 2003 are as follows:

	2005	2004	2003

Balance - beginning of period	$21,011,715	$21,011,715	$19,261,715
Goodwill acquired during the period	—	—	1,750,000

Balance - end of period	$21,011,715	$21,011,715	$21,011,715

Effective June 22, 2000, the Segment acquired all of the outstanding stock of L&W Egg Products, Inc. for $6,500,000 with additional contingent consideration to be paid in the event this entity’s operations exceed specified future operating results.  The Segment paid additional consideration of $1,750,000 during the period ended December 27, 2003 in full settlement of the purchase obligation.

6.                  Disposal of Cutler at Philadelphia, LLC

In November 2004, the Parent disposed of its wholly-owned subsidiary, Cutler at Philadelphia, LLC, in an asset sale.  The Parent sold 100% of Philadelphia’s inventories and property, plant and equipment, along with certain receivables, in exchange for cash and a note receivable.  The operations of the Egg Products Segment, as discussed in Notes 1.a. and 1.b., excludes the operations of any component of the Egg Products Segment that was disposed of during the periods covered by the report to enhance comparability.  Therefore, the operations of Cutler at Philadelphia, LLC are excluded from these combined financial statements.

7.                  Note Payable

Note payable consisted of a revolving line of credit to a bank with interest at prime.  Maximum amount of borrowings available were $3,000,000 subject to a borrowing base calculation.  This note payable was paid-off during 2004.

December 24, 2005, December 25, 2004 and December 27, 2003

8.                  Long-Term Debt and Capital Lease Obligations

Long-term debt and capital lease obligations consist of:

	2005	2004
Capital lease obligation with a financing company; interest at 5.22%; secured by certain equipment; payable in monthly installments of $10,631, including interest, through January 2009.	$343,561	$450,588

Note payable to an agricultural credit association; interest ranging from 6.38% to 6.51%; secured by certain accounts receivable, inventories, and property and equipment. Paid-off during 2005.	—	79,362

Capital lease obligation to a financing company; secured by certain equipment; payable in monthly installments, including interest, through 2007.	7,649	11,707
	351,210	541,657
Less current maturities	110,171	185,314

Long-term debt and capital lease obligations, less current maturities	$241,039	$356,343

Annual maturities of long-term debt and capital lease obligations are as follows:

2006	$110,171
2007	113,987
2008	117,016
2009	10,036

$351,210

All accounts receivable and inventories and certain fixed assets of the Segment are pledged as collateral for the Parent’s credit agreement, consisting of a $60 million revolving loan note and a $15 million term note.  Interest rates will vary based on a leverage ratio of the Parent.  The credit agreement matures December 31, 2010.

The Parent’s notes payable and revolving line of credit agreements with certain banks, agricultural credit associations, and certain individuals require compliance with certain restrictive covenants, including the maintenance of minimum levels of equity and working capital.  In addition, these covenants restrict dividend payments, capital expenditures, investments, stockholder loans, fundamental changes in ownership, and the granting of loans or extensions of credit.  As of December 24, 2005, the Parent had obtained waivers for any non-compliance with these restrictions and covenants.

9.                  Bank Overdrafts

The Segment had outstanding checks in excess of bank balances on certain of its operations of approximately $513,000 as of December 24, 2005.  The bank accounts utilized by these operations do not automatically draft funds from the Parent’s corporate bank, therefore, these outstanding checks were reclassified into accounts payable for the combined financial statement presentation.

10.            Income Taxes

Income taxes consist of:

	2005	2004	2003

Current provision (benefit)	$743,956	$1,133,292	$ $(922,339)
Deferred provision (benefit)	(273,431)	50,000	1,562,366

	$470,525	$1,183,292	$640,027

L&W’s provision for income taxes varies from the statutory U.S. tax rate primarily due to the effect of state income taxes, certain non-deductible expenses and the partnership tax treatment for certain of the entities.

Total gross deferred tax assets and liabilities are as follows:

	2005	2004

Gross deferred tax liabilities	$(212,569)	$(450,000)
Gross deferred tax assets	—	—

Net deferred tax assets (liabilities)	$(212,569)	$(450,000)

11.            Related Parties

The Parent and its Segment are related by common ownership to other entities and individuals engaged in operations related to the commercial shell egg industry including, but not limited to, the shell egg operations of the Parent.  The Segment sells products to and purchases products from certain of these related entities.  In addition, the Segment pays a member of the Parent fees for environmental services and certain royalty fees.  Activity between the Segment and these related entities and the balances owed to and from these entities are summarized as follows:

	2005	2004	2003

Sales to related parties	$16,463,975	$25,018,004	$39,306,914

Purchases from and payments of fees to related parties	32,626,620	51,820,211	53,819,467

Accounts receivable from related parties	10,132,781	4,301,916	—

Accounts payable to related parties	168,562	—	9,710,462

The Parent also has guaranteed certain loan agreements for Delta Egg Farm, LLC, of which the Parent is a 50% owner.  The Parent is responsible for 50% of the outstanding balance on these guaranteed notes totaling approximately $11,278,000 as of December 24, 2005.  It is estimated that these notes are fully secured by collateral of the borrower.

A subsidiary of one of the Parent’s members has written insurance policies for the Parent providing for general liability, property and workers compensation insurance policies covering most of the Parent’s employees.  Premiums paid by the Segment during the periods ended December 24, 2005 and December 25, 2004 were approximately $768,000 and $998,000, respectively.

The Segment obtained the majority of its shell eggs and egg products from other subsidiaries of the Parent and sold a portion of its primary products to these entities.

The Parent has historically charged the Segment for direct cost paid by the Parent related but to the Segment’s operations.  However, the Parent has not charged the Segment for cost incurred by the Parent in performing certain functions that benefit the Parent’s overall operations, such as corporate cost associated with administration, financing and certain accounting functions.

12.    Commitments and Contingencies

a.      Non-cancelable operating leases of certain vehicles, equipment and real estate expire in various years through 2010.  These leases generally contain renewal options for periods ranging from two years to five years and require the Segment to pay all executory costs (property taxes, maintenance and insurance).

Future minimum lease payments at December 24, 2005 are as follows:

Fiscal Year
2006	$629,000
2007	368,000
2008	229,000
2009	229,000
2010	19,000
$1,474,000

Rent expense for all operating leases approximated $1,189,000, $1,129,000 and $1,165,000 for the periods ended December 24, 2005, December 25, 2004 and December 27, 2003, respectively.

b.     The Segment participates in the Parent’s defined contribution retirement plan that contains a 401(k) salary deferral feature that covers essentially all of the full-time employees of the Parent and its affiliated companies.  Those who have attained the age of eighteen and who have completed minimum periods of service are eligible to participate.  The Parent makes matching contributions as required by the plan document and is permitted to make discretionary contributions if desired by the Parent’s management.

There were no discretionary contributions made for the periods ended December 24, 2005, December 25, 2004 and December 27, 2003.  Matching contributions to the above plans during 2005, 2004 and 2003 were approximately $161,000, $140,000 and $65,000, respectively.

c.      Non-qualified — The Segment participated in the Parent’s non-qualified retirement plan for certain key employees.  The benefits under this plan require the participants to remain in the employment of the Parent for a specified number of years, or until retirement age, in order to obtain any benefits and to observe certain covenants dealing with competition.  No contributions were made to this plan during the periods ended December 25, 2004 and December 27, 2003.  This plan was terminated effective January 2004.

12.            Commitments and Contingencies (cont.)

d.     The Parent and its Segment are self-insured for health insurance purposes.  The Parent has obtained stop-loss insurance policies to cover losses in excess of $150,000 per employee and aggregate losses in excess of $4,900,000 per plan year.  Provisions have been made by the Parent in its consolidated financial statements to cover losses incurred under this self-insurance program.

e.      The Parent and its Segment are self-insured for workers compensation insurance purposes.  Provisions have been made by the Parent in its consolidated financial statements to cover losses incurred under this self-insurance program.

f.      The Segment was a group of defendants in a lawsuit regarding patent infringement.  The Segment recorded an estimated liability regarding this matter and incurred approximately $1,338,000 of cost.  This has been recorded in other expense on the combined statement of operations during the eleven months ended December 27, 2003.  This matter was settled in January 2004 for the balance of the estimated liability at December 27, 2003.

g.     The Segment is in a dispute with one of its customers, Performance Food Group (“PFG”) over the amount, if any, the Segment owes to PFG.  The Segment sells liquid egg products to PFG under an arrangement that PFG asserts requires the Segment to make certain payments to PFG (this is aside from the price of the product that PFG pays to the Segment).  PFG has requested that the issue be submitted to mediation.  The Segment intends to vigorously defend against this claim.

13.    Concentrations of Credit Risk

Financial instruments which potentially subject the Segment to concentrations of credit risk consist primarily of trade receivables with a variety of customers and cash and cash investments deposited with financial institutions and credit associations.

Concentrations of credit risk with respect to accounts receivable are limited because a large number of geographically diverse customers make up the Segment’s customer base, thus spreading the trade credit risk.  The Segment controls credit risk through credit approvals, credit limits, and monitoring procedures.  The Segment performs ongoing credit evaluations of its customers but generally does not require collateral to support accounts receivable.

During the year ended December 24, 2005, the Segment had sales to three unrelated customers that accounted for 46% of sales.  For the year ended December 25, 2004 and the eleven months ended December 27, 2003, no single unrelated customer represented more than 10% of sales.  At December 24, 2005, three customers represented approximately 48% of accounts receivable — trade.

At December 24, 2005, December 25, 2004 and December 27, 2003 and at times during the periods then ended, the Segment maintained cash and cash investment balances with financial institutions in excess of Federal Deposit Insurance Corporation (“FDIC”) insured limits.

14.   Stockholder’s Equity

L&W Egg Products, Inc. has common stock with a par value of $5.00, per share, with 100 shares authorized and issued, which are held by the Parent.

EGG PRODUCTS SEGMENT

OF

MOARK, LLC

Combined Balance Sheet
June 30, 2006

Unaudited

	Assets

	Current assets
	Cash and cash equivalents	$54,361
Accounts receivable	- trade, net	7,336,214
	- related party	11,857,101
	Inventories	3,347,065
	Assets held for sale	—
	Prepaid expenses and other current assets	2,260,105
	Total current assets	24,854,846

	Intercompany receivable	—

	Property, plant and equipment	23,472,692
	Less accumulated depreciation	(11,722,875)
	Net property, plant and equipment	11,749,817

	Other assets
	Investment in affiliates	—
	Goodwill	21,011,715
	Other assets	175,626
	Total other assets	21,187,341

	Total assets	$57,792,004

EGG PRODUCTS SEGMENT

OF

MOARK, LLC

Combined Balance Sheet
June 30, 2006

Unaudited

Liabilities and Stockholder's and Members' Equity

Current liabilities
Accounts payable	$4,301,176
Accounts payable - related parties	—
Accrued expenses and other current liabilities	2,499,943
Income taxes payable	—
Current maturities of long-term debt and capital lease obligations	108,867
Total current liabilities	6,909,986

Intercompany payable	—

Long-term debt and capital lease obligations, less current maturities	184,561

Deferred income taxes	—

Stockholder's and members' equity	50,697,457

Total liabilities and stockholder's and members' equity	$57,792,004

EGG PRODUCTS SEGMENT

OF

MOARK, LLC

Combined Statement of Operations
For the Six-Month Period Ended June 30, 2006
Unaudited

Net sales	$52,256,706

Cost of sales	47,689,852

Gross profit	4,566,854

Expenses
General and administrative	2,654,766
Selling	1,461,111
Total expenses	4,115,877

Operating income	450,977

Other income (expense)
Interest expense	(4,384)
Interest and other income	27,251
Corporate charges and management fees	—
Loss on sale of assets	—
Total other income (expense)	22,867

Income before income taxes	473,844

Income tax expense	—

Net income	$473,844

EGG PRODUCTS SEGMENT

OF

MOARK, LLC

Notes to Combined Financial Statements

June 30, 2006

1. Organization  Moark, LLC is a top tier marketer and producer of shell eggs and processed egg products in the United States.  These combined financial statements represent only the egg products segment of Moark, LLC in operation as of June 30, 2006.  Effective July 1, 2006, the egg products segment of Moark, LLC was purchased by Golden Oval Eggs, LLC.  Details of the transaction can be found on Golden Oval Eggs Form 8K, dated June 30, 2006.

2. Basis of Presentation  The combined financial statements include the accounts of egg products operations as of June 30, 2006 have been prepared in accordance with generally accepted accounting principles for interim financial reporting and Securities and Exchange Commission rules and regulations. Certain information and footnote disclosures have been condensed or omitted in accordance with those rules and regulations, although the Segment believes that the disclosures made are adequate to make the information not misleading. The combined financial statements reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim periods presented. All significant intercompany balances and transactions within the Segment have been eliminated.  It is suggested that these consolidated condensed financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the Segment’s latest Annual Report included in this 8-K.

3. The results of operations for the periods ended June 30, 2006 are not necessarily indicative of the results expected for the full year.